Exhibit 23.2



               Consent of Independent Petroluem Engineer

As independent petroluem engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Form 10-K, by McMoRan Exploration Co. and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 1998 into McMoRan Exploration Co.'s previously filed Registration Statements on Form S-4 (File No. 333-61171) , on Form S-8 (File Nos. 333-67485 and 333-67963) and on Form 8-A (File No. 001-07791) and into McMoRan Oil & Gas Co.'s previously filed Registration Statements on Form S-8 (File Nos.33-82866, 33-80369, 33-80371, 333-44561 and
333-52469).


                                     /s/ Ryder Scott Company
                                         Petroluem Engineers

Houston, Texas
March 24, 1999